EMPLOYMENT AGREEMENT

         AGREEMENT made as of the ___ day of _______, 1997, by and
between CAMELOT CONTRACTORS LIMITED, a New Hampshire corporation,
(hereafter "Employer") and MICHAEL D. O'KEEFE (hereafter
"Employee").
         In consideration of the mutual promises herein contained and intending to be legally bound hereby, the parties agree as follows:
         EMPLOYMENT:
         1. Employer hereby employs Employee and employee accepts employment upon the terms and conditions of this Agreement.
         TERM:
         2. The term of this Agreement shall be for three (3) years commencing September 26, 1997 and terminating September 25, 2000.
         DUTIES:
         3. Employee shall devote his full time, attention and best efforts to his duties as Vice President for Operations. Employee shall at all times discharge his duties in consultation with and under the supervision of the Chief Executive Officer of Employer.
Employer shall not engage in any business or perform any services in any capacity whatsoever other than for Employer except with the prior written approval of Employer.  Employer hereby acknowledges that Employee is an officer and owner of MAS New Hampshire and hereby consents to Employee's continued performance of such
supervisory services for said company as are appropriate and necessary for an officer and owner, which services will not
interfere with the performance of employee's duties under this
Agreement.
         COMPENSATION:
         4. For all services to be rendered by Employee hereunder, Employer shall pay to Employee a salary of $112,500.00 per year to be paid in accordance with the general payroll practices of
Employer from time to time in effect.
                  VACATIONS:
         5.       (a)  Employee shall receive three (3) weeks of paid
vacation in each calendar year commencing January 1, 1998.
Vacation pay shall be non-cumulative and to the extent not taken shall not be compensated.
                  HOLIDAYS:
                  (b) Employee shall be entitled to those holidays allowed for by Company policy.
                  ILLNESS:
                  (c) If Employee is prevented from performing his duties by reason of illness or incapacity for an aggregate of thirty (30)
days in any year of this Agreement, Employer shall not be obligated to pay Employee compensation for any period of absence in excess of the aggregate of thirty (30) days in any year. Sick pay shall be non-cumulative and, to the extent not used, shall not be compensated.
                  DISABILITY:
                  (d) If Employee is prevented from performing his duties by reason of verifiable physical or mental illness or incapacity for a continuous period of sixty (60) days, then Employer, in addition to the remedy provided for in subparagraph (c) hereof, may on fifteen (15) days prior written notice, terminate Employee's employment.
         TERMINATION:
         6.       (a)      Notwithstanding any other provision hereof, this
Agreement shall terminate immediately upon the death of Employee or Employee's discharge by Employer upon good and sufficient cause.
In the event of Employee's death while an Employee in good standing with Employer, said Employer shall pay Employee's named beneficiary, or if there be none then living, to his estate, Employee's base salary at the date of his death for a period of one
(1) month after the date of death, payable weekly.
                  (b) "Good and sufficient cause" shall include, but not be limited to:
(i) dishonesty detrimental to the best
interests of Employer;
(ii) continuing inattention to or neglect of the duties to be performed by Employee which inattention is not the result of illness;

                           (iii) willful disloyalty to Employer; or
                           (iv)  violation of any of the provisions of
                                 paragraph 3 hereof.
                  (c) If Employer determines that Employee's conduct constitutes good and sufficient cause for termination under either
(ii) or (v) of subparagraph (b) above, Employer shall notify
Employee of its determination and give Employee an opportunity to dispute the adverse determination or to cure the conduct which has given rise to the determination.
                  (d) If Employee is terminated for good and sufficient cause then all compensation, bonuses and benefits accrued to the termination date shall be paid to Employee and thereupon all obligations of Employer to the Employee shall cease.
         EXPENSES:
         7. During the term of this Agreement, Employer agrees to pay all reasonable expenses incurred by Employee in furtherance of the business of Employer including travel and entertainment expense.
Employer agrees to reimburse Employee for any such expenses upon submission by him of a statement itemizing such expenses.
         MEDICAL INSURANCE:
         8. During the term of this Agreement, Employer shall include Employee in the medical insurance coverage provided for employees of Employer.
         DISCLOSURE OF INFORMATION:
         9. Employee will not, during or at any time after termination of employment hereunder, without authorization of

Employer, disclose to, or make use of for himself or for any person, corporation, or other entity, any trade secret or other confidential information concerning the business, clients, methods, operations, financing or services of Employer or its affiliates.
Trade secrets and confidential information shall mean information disclosed to employee or known by him as a consequence of his employment by Employer, whether or not pursuant to this Agreement, and not generally known in the industry. Without limiting the generality of the foregoing trade secrets and confidential information shall include market analysis and market expansion plans of Employer and all technical information relating to products or systems developed or being developed by Employer and all planned product or system improvements or changes.
         NON-COMPETITION:
         10. Employee agrees that he will not, during the term of his employment and for a period of five (5) years following the termination thereof for whatsoever reason, voluntary or involuntary, (the "Restricted Period") in any county in which Employer has conducted business directly or indirectly, whether as employee, owner, partner, agent, director, officer or shareholder engage in a business that is competitive with the business conducted by Employer and, without limiting the generality of the foregoing do any of the following:
                  (a) Solicit, divert, accept business from or otherwise take away any client of Employer who is or was a client during the term of employment, including all clients directly or indirectly produced or generated by Employee.
                  (b) Solicit, induce or contract with any of the Employer's employees to leave Employer or to work for Employee or any company with which Employee is connected.
                  (c) Solicit, divert or take away any of Employer's sources of business.
                           Notwithstanding the foregoing it shall not be a
violation of this paragraph 10 for Employee to provide services as an officer and to have an ownership interest in MAS New Hampshire
("MAS") provided that during the period of Employee's ownership MAS is exclusively engaged in the permanent placement of personnel and does not engage in any contract staffing activities.
                           The provisions of this paragraph 10 shall be
construed as an agreement independent of any other provision of this Agreement and the existence of any claim or cause of action of Employee against Employer whether arising out of this Agreement or otherwise shall not constitute a defense to the enforcement by Employer of the provisions of this paragraph.
         REMEDIES:
         11. Employee agrees that a violation of any of the provisions of paragraphs 9 and 10 hereof will cause irreparable damage to Employer the exact amount of which it will be impossible to ascertain and, for that reason, Employee agrees that Employer shall be entitled to injunctive relief restraining any violation of paragraphs 9 and 10 hereof by Employee and any person, firm or corporation associated with him, such right to be cumulative and in addition to all other remedies available to Employer by reason of such violation.
         BONUS; STOCK OPTIONS
         12. During the term of his employment, Employee shall be a participant in such bonus, stock option and similar benefit programs as are maintained from time to time by Employer and available to executive level employees of Employer or its parent.
         ARBITRATION:
         13. Except for controversies relating to Sections 9 and 10 hereof which are subject to the provisions of Section 11 hereof, if a dispute arises as to interpretation of this Agreement, it shall be decided finally by three arbitrators in an arbitration proceeding conforming to the Rules of the American Arbitration
Association applicable to commercial arbitration. The arbitrators shall be appointed as follows: one by RCM, one by the Acquiree Shareholders, and the third by the said two arbitrators, or, if they cannot agree, then the third arbitrator shall be appointed by the American Arbitration Association. The third arbitrator shall be chairman of the panel and shall be impartial. The arbitration shall take place in Philadelphia, Pennsylvania. The decision of a majority of the arbitrators shall be conclusively binding upon the parties and final, and such decision shall be enforceable as a judgment in any court of competent jurisdiction. Each party shall pay the fees and expenses of the arbitrator appointed by it, its counsel and its witnesses. The parties shall share equally the fees and expenses of the impartial arbitrator.
         NOTICES:
         14. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing, and if sent by certified mail, return receipt requested, as follows:

                  IF TO EMPLOYEE:           Michael D. O'Keefe
                                                     12 Cambridge Road
                                                     Bedford, NH 03110


                  IF TO EMPLOYER:           Camelot Contractors Limited
                                                     c/o RCM Technologies, Inc.
                                                     2500 McClellan Avenue
                                                     Pennsauken, NJ  08109
                                                     Attention: Leon Kopyt
         BINDING EFFECT:
         15. The terms of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective personal representatives, successors and assigns.
         INTEGRATION-AMENDMENT:
         16. This Agreement contains the entire agreement between the parties hereto, with respect to the transactions contemplated herein and supersedes all previous representations, negotiations, commitments and writings with respect thereto. No amendment or alteration of the terms of this Agreement shall be valid unless made in writing and signed by all of the parties hereto.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.
                                           CAMELOT CONTRACTORS LIMITED



                                       BY:





                                           MICHAEL D. O'KEEFE











[NSB\04257 CAMELOT.EMPLOYMENT 1 O'KEEFE]